UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2011

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2011, Mr. Michael H. Lee advised the Registrant of his resignation as Executive Vice President – Field Solutions for personal reasons effective November 1, 2011.  Mr. Lee has served as Executive Vice President – Field Solutions since May 2006.  As part of the Company’s succession plan, Mr. Michael G. Bryant will replace Mr. Lee on that date.

Mike Bryant has served as Senior Vice President of the Field Solutions segment since June 2010.  He joined an ENGlobal predecessor company in 1989 as a Senior Right of Way Agent and, from 1989 to 1998, served as a regional Business Director and later, as Vice President.  He will be responsible for all Field Solutions activities, including the Land and Inspection divisions, and will provide oversight to segment management as well as strategies regarding business development, quality control, and client service.  Mike has over 20 years of experience in land acquisition and project management and has been devoted to industrial projects in energy, utility, transportation and communications companies.  He also has experience in project budget estimates, staffing evaluations and client relations. Mike has been an active member of the International Right of Way Association (IRWA) since 1998 and holds a Bachelor of Science degree and a Masters of Education Degree from the University of Oklahoma.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation (Registrant)
September30, 2011 (Date)	/s/ NATALIE S. HAIRSTON Natalie S. Hairston Chief Governance Officer, Corporate Vice President - Investor Relations, and Corporate Secretary